Exhibit 5.1

Warner Norcross & Judd LLP

900 Fifth Third Center

111 Lyon St NW

Grand Rapids MI 49503-2487

616-752-2000

www.wnj.com

January 12, 2010

Stryker Corporation

2825 Airview Boulevard

Kalamazoo, Michigan 49002

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the registration statement on Form S-3 (the “Registration Statement”) being filed by Stryker Corporation, a Michigan corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the issuance and sale by the Company from time to time, pursuant to Rule 415 (“Rule 415”) of the General Rules and Regulations promulgated under the Act, of the following securities:

(a)	shares of Stryker common stock, $0.10 par value per share (the “Common Shares”);

(b)	shares of preferred stock (the “Preferred Shares”), to be issued in one or more series;

(c)	senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), each of which may be issued in one or more series;

(d)	warrants (the “Warrants”) to purchase Debt Securities, common stock, preferred stock or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing;

(e)	subscription rights (the “Subscription Rights”) to purchase Debt Securities, Preferred Shares, Common Shares or other securities;

(f)	stock purchase contracts (the “Stock Purchase Contracts”), obligating holders to purchase from or sell to the Company, and obligating the Company to sell to or purchase from the holders, a specified number of Common Shares or other securities at a future date or dates; and

(g)	stock purchase units (the “Stock Purchase Units”) each consisting of a Stock Purchase Contract and Debt Securities, Preferred Shares or debt obligations of third parties, including United States Treasury obligations, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing a holder’s obligations under the Stock Purchase Contracts.

According to the Registration Statement, any Senior Debt Securities are to be issued pursuant to the Senior Indenture proposed to be entered into between the Company and U.S. Bank National Association (the “Trustee”), a form of which is filed as an exhibit to the Registration Statement (the “Senior Indenture”). Any Subordinated Debt Securities are to be issued pursuant to the Subordinated Indenture proposed to be entered into between the Company and the Trustee, a form of which is filed as an exhibit to the Registration Statement (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”).

According to the Registration Statement, any Warrants are to be issued under a Warrant Agreement between the Company and a Warrant Agent. Any Subscription Rights are to be issued pursuant to a Subscription Rights Agreement between the Company and a Subscription Agent. Any Stock Purchase Contracts are to be issued pursuant to a Stock Purchase Contract Agreement between the Company and a Stock Purchase Contract Agent.

The Common Shares, the Preferred Shares, Debt Securities, the Warrants, the Subscription Rights, the Stock Purchase Contracts, the Stock Purchase Units are collectively referred to as the “Offered Securities.”

In arriving at the opinions expressed below, we have examined and relied, to the extent we deemed proper, on originals or copies, certified or otherwise identified to our satisfaction, of: (1) the Registration Statement; (2) the Restated Articles of Incorporation of the Company, as amended to the date of this opinion (the “Articles”); (3) the By-Laws of the Company, as in effect on the date of this opinion (the “By-Laws”); (4) a copy of certain resolutions of the Board of Directors of the Company, or a duly authorized committee thereof, relating to the issuance and sale of the Offered Securities and other matters; (5) the form of Senior Indenture; and (6) the form of Subordinated Indenture. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed appropriate as a basis for our opinions.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties, of such documents and that (except to the extent we have opined on such matters below) such documents constitute or will constitute valid and binding obligations of the parties thereto.

We have also assumed that any supplemental indenture to either of the Indentures and any resolution of the Board of Directors and any officer’s certificate executed and delivered pursuant to either of the Indentures, in any such case, pursuant to which any Debt Securities are issued, will comply with such Indenture as supplemented, and the form and terms of such Debt Securities will comply with such Indenture as then supplemented (including by any supplemental indenture) and any resolution of the Board of Directors and/or officer’s certificate.

In addition, we have assumed that:

(a)	the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act, and all Offered Securities will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable prospectus supplement;

(b)	an appropriate prospectus supplement with respect to the applicable Offered Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder;

(c)	if any Offered Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to such Offered Securities has been duly authorized, executed and delivered by the Company and the other parties thereto;

(d)	the consideration paid for any shares of Common Stock or Preferred Stock will comply with the Articles and applicable law, as then in effect;

(e)	with respect to the any third party securities to be offered as part of the Offered Securities (“Third Party Securities”), we have assumed the taking by third parties of all necessary corporate or other action to authorize and approve the issuance and terms of any Third Party Securities, the terms of the offering thereof and related matters;

(f)	the Indentures and any supplemental indenture or officer’s certificate relating to the Indentures, the Subscription Rights Agreements, the Subscription Rights Certificates, the Warrant Agreements, and the Stock Purchase Contract Agreements will be duly authorized, executed and delivered by the parties thereto, and that any Debt Securities, Subscription Rights, Warrants, Stock Purchase Contracts or Stock Purchase Units that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the Trustee, the Subscription Agents, the Warrant Agents, the Stock Purchase Contract Agents or the Stock Purchase Unit Agents, as the case may be.

(g)	the form and terms of the Debt Securities, when established, and the form and terms of any Warrants, Subscription Rights, Stock Purchase Contracts, Stock Purchase Units, and the form and terms of any and all Offered Securities or other securities (or other obligations, rights, commodities or other subject matter) comprising the Offered Securities or subject thereto (in the case of the Warrants, Stock Purchase Contracts and Stock Purchase Units), the offering, issuance, sale and delivery thereof by the Company and the incurrence and performance of the Company’s obligations thereunder or in respect of (including, without limitation, its obligations under any related Indenture, Warrant Agreement, Subscription Rights Agreement, or Stock Purchase Contract Agreement) in accordance with the terms thereof, will comply with, and will not violate, conflict with or constitute a default under (i) the Articles or By-laws, as then in effect (ii) any agreement or instrument to which the Company or any of its properties is subject, (iii) any law, rule or regulation to which the Company or any of its properties is subject (including but not limited to federal and state securities laws), (iv) any judicial or regulatory order or decree of any governmental authority, (v) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, (vi) any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Company, or to which the issuance, sale, and delivery of such Offered Securities, or the incurrence and performance of such obligations, may be subject, or (vii) violate any applicable public policy, or be subject to any defense in law or equity. In addition, we have assumed the receipt by each person to whom or for whose benefit an Offered Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Offered Security or the receipt by the Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Offered Securities of which such Offered Security is one, of a global security then evidencing such Offered Securities, and the issuance and sale of and payment for the Offered Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the Board of Directors of the Company and the Registration Statement (including any applicable prospectus supplement).

As to any facts material to the opinions expressed which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We express no opinion concerning the contents of the Registration Statement or the Prospectus, other than as to the validity of the Offered Securities. We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than United States Federal law and the laws of the State of Michigan. To the extent any document relevant to this opinion provides that it is governed by the laws of a jurisdiction other than the State of Michigan, we are nevertheless rendering this opinion as if such document were governed by the internal laws of the State of Michigan. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date of this opinion, which laws are subject to change with possible retroactive effect.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date of this opinion:

1. With respect to any Common Shares to be offered pursuant to the Registration Statement (the “Offered Common Shares”), when (1) the issuance and sale of the Offered Common Shares have been duly established by all necessary corporate action; and (2) if certificated, certificates representing the Offered Common Shares have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Common Shares, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, or upon conversion, exchange or exercise of any other Offered Security or the instrument governing such Offered Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and nonassessable. In rendering the opinion set forth in this Paragraph 1, we have assumed that, at the time of issuance of any Offered Common Shares, the Company’s Restated Articles of Incorporation, the By-Laws and the Michigan Business Corporation Act (the “MBCA”) shall not have been amended so as to affect the validity of such issuance.

2. With respect to any series of Preferred Shares to be offered pursuant to the Registration Statement (the “Offered Preferred Shares”), when (1) the terms of the Offered Preferred Shares and of their issuance and sale have been duly established by all necessary corporate action in conformity with the Company’s Articles (as then in effect), including the Certificate of Amendment related to the rights and preferences of the Offered Preferred Shares (the “Certificate of Amendment”), and By-Laws (as then in effect), which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its subsidiaries; (2) the filing of the Certificate of Amendment with the Michigan Department of Energy, Labor and Economic Growth has duly occurred; and (3) if certificated, certificates representing the Offered Preferred Shares have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, any Offered Preferred Shares, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, or upon conversion, exchange or exercise of any other Offered Security or the instrument governing such Offered Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and nonassessable. In rendering the opinion set forth in this paragraph, we have assumed that, at the time of issuance of any Offered Preferred Shares, the Company’s Restated Articles of Incorporation, By-Laws and the MBCA shall not have been amended so as to affect the validity of such issuance.

3. With respect to any Debt Securities to be offered pursuant to the Registration Statement (the “Offered Debt Securities”), when (1) the applicable Indenture relating to such Offered Debt Securities has been duly authorized, executed and delivered; (2) the applicable Indenture relating to such Offered Debt Securities has been duly authorized, executed and delivered; (3) the Offered Debt Securities have been duly authorized by the Board of Directors of the Company (or a duly authorized committee thereof); (4) the terms of the Offered Debt Securities and of their issuance have been duly established by all necessary corporate action; and (5) the Offered Debt Securities have been duly executed and countersigned in accordance with the applicable Indenture and duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Debt Securities, when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4. With respect to any Warrants to be offered pursuant to the Registration Statement (the “Offered Warrants”), when (1) a warrant agreement relating to the Offered Warrants (the “Warrant Agreement”) has been duly authorized by all necessary corporate action, executed and delivered and the Offered Warrants and the securities of the Company into which the Offered Warrants are exercisable have been duly authorized by the Board of Directors of the Company (or a duly authorized committee thereof); (2) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity the Warrant Agreement; and (3) the Offered Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized.

5. With respect to any Subscription Rights to be offered by the Company (the “Offered Subscription Rights”), when (1) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Subscription Rights, the Offered Securities into which the Offered Subscription Rights are exercisable and related matters; (2) a Subscription Rights Certificate relating to the Offered Subscription Rights has been duly authorized, executed and delivered by the Company and the other parties thereto; (3) the terms of the Offered Subscription Rights and of their issuance and sale have been duly established; (4) the Debt Securities, the Common Stock or the Preferred Stock relating to such Offered Subscription Rights have been duly authorized for issuance upon payment of the agreed upon consideration to be set forth in such Offered Subscription Rights and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; (5) the Subscription Rights Certificates, in the form to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, have been duly executed, countersigned, delivered, issued and sold upon payment of the agreed-upon consideration therefor, the Offered Subscription Rights, when issued and sold or otherwise distributed in accordance with the applicable Subscription Rights Certificate, and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized and validly issued.

6. With respect to any Stock Purchase Contracts to be offered pursuant to the Registration Statement (the “Offered Stock Purchase Contracts”), when (1) a stock purchase contract agreement relating to the Offered Stock Purchase Contracts (the “Stock Purchase Contract Agreement”) has been duly authorized, executed and delivered and the Offered Stock Purchase Contracts have been duly authorized by the Board of Directors of the Company (or a duly authorized committee thereof); (2) the terms of the Offered Stock Purchase Contracts and of their issuance and sale have been duly established by all necessary corporate action in conformity with the Stock Purchase Contract Agreement, including all necessary corporate action to authorize the issuance and terms of the Offered Stock Purchase Contracts (including authorization of the issuance of Common Shares or Preferred Shares to be issued pursuant to the Offered Stock Purchase Contracts); and (3) the Offered Stock Purchase Contracts have been duly executed and countersigned in accordance with the Stock Purchase Contract Agreement and duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Stock Purchase Contracts, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized.

7. With respect to any Stock Purchase Units to be offered pursuant to the Registration Statement (the “Offered Stock Purchase Units”), when (1) the terms of the collateral arrangements, if any, relating to the Stock Purchase Units (the “Collateral Arrangements”) has been duly authorized, executed and delivered and the Offered Stock Purchase Units have been duly authorized by the Board of Directors of the Company (or a duly authorized committee thereof); (2) the terms of the Offered Stock Purchase Units and of their issuance and sale have been duly established in conformity with the Company’s Restated Articles of Incorporation (as then in effect), the Company’s By-Laws (as then in effect) and the Collateral Arrangements, if any, including all necessary corporate action to authorize the issuance and terms of any Collateral Arrangements or the Offered Stock Purchase Contracts that are a component of the Stock Purchase Units (including authorization of the issuance of Common Shares or Preferred Shares to be issued pursuant to the Offered Stock Purchase Contracts); and (3) the Offered Stock Purchase Units have been duly executed and countersigned in accordance with the Collateral Arrangements, if any, and duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefore in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Stock Purchase Units, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized.

Our opinions set forth in Paragraphs 3 are subject to the effects of (a) bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing, (c) public policy considerations which may limit the rights of the parties to obtain further remedies, and (d) the waivers of any usury defense contained in the Indentures which may be unenforceable. We express no opinion herein with respect to provisions relating to severability or separability.

The opinions expressed above are as of the date of this letter, and we do not assume an obligation to update or supplement those opinions to reflect a fact or circumstance that in the future comes to our attention or a change in law that in the future occurs or becomes effective. This letter is limited to the matters set forth in it, and no opinions are implied or may be inferred beyond those expressly stated above.

We hereby consent to the references to our firm under the caption “Legal Matters” in the Registration Statement and any prospectus supplement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

WARNER NORCROSS & JUDD LLP

By	/s/ Bruce C. Young
Bruce C. Young, a Partner

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